AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 2004

                                                    REGISTRATION NO.: 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------


                            FRONT PORCH DIGITAL INC.
             (Exact Name of Registrant as Specified in its Charter)

                      NEVADA                              86-0793960
        (State or Other Jurisdiction of               (I.R.S. Employer
        Incorporation or Organization)               Identification No.)

          2000 HORIZON WAY, SUITE 120
            MT. LAUREL, NEW JERSEY                          08054
    (Address of Principal Executive Offices)              (Zip Code)


                     VASKO SETTLEMENT AND RELEASE AGREEMENT
                            (Full Title of the Plan)

                                 MICHAEL KNAISCH
                             CHIEF EXECUTIVE OFFICER
                           2000 HORIZON WAY, SUITE 120
                          MT. LAUREL, NEW JERSEY 08054
                     (Name and Address of Agent for Service)

                                 (856) 439-9950
          (Telephone Number, Including Area Code, of Agent for Service)

                                    COPY TO:

                              ERIC M. HELLIGE, ESQ.
                        PRYOR CASHMAN SHERMAN & FLYNN LLP
                                 410 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 421-4100

                         CALCULATION OF REGISTRATION FEE


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

                                                                      Proposed         Proposed
                                                                      Maximum          Maximum
                                                                      Offering        Aggregate
          Title of Each Class of                  Amount to          Price Per         Offering          Amount of
        Securities to be Registered             be Registered*        Share**           Price         Registration Fee
------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value............       175,000 Shares         $0.66         $115,500.00           $14.63

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

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*    All the securities registered hereby are issuable under the Plan.

** Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act of 1933, upon the basis of the closing price per share of the Registrant's common stock as reported on the Over the Counter Bulletin Board on February 23, 2004.

                                     PART I

                  INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

ITEM 1.    PLAN INFORMATION.*


ITEM 2.    REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, and all documents subsequently filed by Front Porch Digital Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

                  (1) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 26, 2001, including any amendment or report filed for the purpose of updating such information;

                  (2) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 filed on May 19, 2003, as amended;

                  (3) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2003 filed on May 27, 2003;

                  (4) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2003 filed on September 2, 2003;

                  (5) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2003 filed on November 18, 2003; and

                  (6) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in
                         (2) above.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.7502 of the Nevada Revised Statutes (the "Nevada Law") permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, in an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless a court of competent jurisdiction determines that in view of all the circumstances of the case, indemnification would be appropriate. The indemnification provisions of the Nevada Law expressly do not exclude any other rights a person may have to indemnification under any bylaw, among other things.

     Article XI of the Company's Articles of Incorporation states that the Company may indemnify each director and executive officer of the Company with respect to actions taken or not taken by said directors or executive officers in the course of their duties for the Company to the fullest extent permitted by law. The specific terms of any such indemnification shall be provided in the bylaws of the Company.

     Article VIII of the Company's bylaws provide for the indemnification of any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate is or was a director, officer or employee of the Company, or of any company which he, the testator, or intestate served as such at the request of the Company, shall be indemnified by the Company against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit or proceeding and in connection with or resulting from any appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, director, or employee was liable to the Company, or to such other corporation, for negligence or misconduct in the performance of his duty.

     Article VIII of the Company's bylaws further provides that a judgment of conviction shall not of itself be deemed an adjudication that such director, officer or employee is liable to the Company, or such other corporation, for negligence or misconduct in the performance of his duties. Determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth in the bylaws. Any determination that a payment by way of indemnity should be made will be binding upon the Company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, and employees of the Company 3may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under Article VIII. The provisions of Article VIII shall apply to any member of any committee appointed by the Board of Directors as fully as though each person had been a director, officer or employee of the Company.

     Any amendment to or repeal of the Company's Articles of Incorporation or bylaws shall not adversely affect any right or protection of any of the Company's directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Company maintains directors and officers insurance which, subject to certain exclusions, insures the directors and officers of the Company against certain losses which arise out of any neglect or breach of duty (including, but not limited to, any error, misstatement, act, or omission) by the directors or officers in the discharge of their duties, and insures the Company against amounts which it has paid or may become obligated to pay as indemnification to its directors and/or officers to cover such losses.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable


ITEM 8.    EXHIBITS.

EXHIBIT
NO.         DESCRIPTION

   4.1 Settlement and Release Agreement dated as of January 30, 2004 by and among the Company, Andrew Vasko and Vasko Enterprises, Inc.

   5.1 Opinion of Pryor Cashman Sherman & Flynn LLP (regarding validity of common stock being registered).

  23.1 Consent of Pryor Cashman Sherman & Flynn LLP (included in its opinion filed as Exhibit 5.1).

  23.2      Consent of Ernst & Young LLP.


ITEM 9.    UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Mt. Laurel, New Jersey on this 26th day of February, 2004.

                                          FRONT PORCH DIGITAL INC.

                                          By: /s/ Michael Knaisch
                                              ----------------------------------
                                              Name: Michael Knaisch
                                              Title:   Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Knaisch or Matthew Richman or either one of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or a registration statement prepared in accordance with Rule 462 of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the offered securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                           TITLE                       DATE


/s/ Michael Knaisch          Chief Executive Officer           February 26, 2004
-------------------          (Principle Executive Officer)
Michael Knaisch


/s/ Matthew Richman          Chief Financial Officer           February 26, 2004
-------------------          (Principle Accounting Officer)
Matthew Richman


/s/ Thomas P. Sweeney III    Director                          February 26, 2004
-------------------------
Thomas P. Sweeney III


/s/ Paul McKnight            Director                          February 26, 2004
-----------------
Paul McKnight